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                                                                     Exhibit 5.1

              [Letterhead of Parker, Poe, Adams & Bersntein L.L.P.]





                                 April 27, 1999


Board of Directors
Sonic Automotive, Inc.
5401 East Independence Boulevard
Charlotte, North Carolina  28212

Dear Sirs:

        We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "COMMISSION"), pursuant to the Securities Act of 1933, as amended (the "ACT"), of a Registration Statement (File No. 333-71803) on Form S-3 (as amended through the date hereof, the "REGISTRATION STATEMENT") relating to the issuance and sale of the Shares referred to below. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

        The Registration Statement presently covers the issuance and sale of up to 9,200,000 shares (the "SHARES") of Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), consisting of 5,499,102 shares to be offered by the Company and up to an additional 1,200,000 shares (collectively, the "COMPANY SHARES") that the several underwriters to be party to the Purchase Agreement referred to below (the "UNDERWRITERS") will have an option to purchase from the Company solely to cover overallotments, and up to an additional 2,500,898 shares (the "SELLING STOCKHOLDER SHARES") to be offered by the selling stockholders named in the Registration Statement (collectively, the "SELLING STOCKHOLDERS"). The Shares are proposed to be sold pursuant to a Purchase Agreement among the Company, the Selling Stockholders, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens, Inc., Stephens, Inc. and NationsBanc Montgomery Securities LLC, as representatives of the several Underwriters, a form of which is filed as Exhibit 1.1 to the Registration Statement (the "PURCHASE AGREEMENT"). The number of Company Shares is subject to adjustment as described in the Registration Statement.

        In our representation of the Company, we have examined the Registration Statement, the Purchase Agreement, the Company's Amended and Restated Certificate of Incorporation, including the Certificate of Designations (the "CERTIFICATE OF DESIGNATIONS"), governing the terms of the Company's Class A convertible preferred stock, par value $.10 per share (the "PREFERRED
STOCK"), and Bylaws, all as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares, a

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Board of Directors
Sonic Automotive, Inc.
April 27, 1999
Page 2



certificate of good standing from the State of Delaware and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

        Based upon the foregoing, we are of the following opinion:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The execution, attestation, issuance and delivery against payment by the Company of the Company Shares pursuant to the terms of the Purchase Agreement have been duly authorized by all necessary corporate action on behalf of the Company.

        3. The execution, attestation, issuance and delivery by the Company of the Selling Stockholder Shares to the Selling Stockholders upon conversion of their shares of Preferred Stock pursuant to the terms of the Certificate of Designations have been duly authorized by all necessary corporate action on behalf of the Company.

        4. When (a) the Company shall have complied with the registration and prospectus delivery requirements of the Act and such state securities or "blue sky" laws as may be applicable, (b) the Purchase Agreement in definitive form shall have been duly completed by including therein the purchase price of the Shares and related terms, (c) the Purchase Agreement as so completed shall have been duly executed and delivered by or on behalf of the Underwriters, the Company, and each of the Selling Stockholders, and (d) the certificates representing the Company Shares shall have been duly executed, attested, issued, delivered and paid for in accordance with the terms of the Purchase Agreement, then the Company Shares will be duly and validly issued, fully paid and nonassessable.

        5. When the certificates representing the Selling Stockholder Shares shall have been duly executed, attested, issued and delivered in accordance with the terms of the Certificate of Designations, then the Selling Stockholder Shares will be duly and validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the Act.

        We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses.




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Board of Directors
Sonic Automotive, Inc.
April 27, 1999
Page 3


In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                       /s/ Parker, Poe, Adams & Bersntein L.L.P.

PJS/gci